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                                                                   EXHIBIT 23(c)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement, Amendment No. 7, of Citizens, Inc. on Form S-3 of our report dated February 27, 1995 appearing in the Annual Report on Form 10-KSB-A, Amendment No. 2, filed on July 1, 1995, of American Liberty Financial Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Form S-3.


/s/ AMEND, SMITH & CO., P.C.
AMEND, SMITH & CO., P.C.

Oklahoma City, Oklahoma

September 28, 1995
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